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1ST AMENDMENT TO THE SHAREHOLDERS AGREEMENT

OF PASA PARTICIPAÇÕES S.A.

BETWEEN

ANDRADE GUTIERREZ S.A.

AND

BRATEL BRASIL S.A.

AND, AS INTERVENING PARTIES,

PASA PARTICIPAÇÕES S.A.

AG TELECOM PARTICIPAÇÕES S.A.

JEREISSATI TELECOM S.A.

EDSP75 PARTICIPAÇÕES S.A.

LF TEL S.A.

PORTUGAL TELECOM, SGPS S.A.

SAYED RJ PARTICIPAÇÕES S.A.

VENUS RJ PARTICIPAÇÕES S.A.

PTB2 S.A.

EXECUTED ON FEBRUARY 19, 2014.

1ST AMENDMENT TO THE SHAREHOLDERS AGREEMENT

OF PASA PARTICIPAÇÕES S.A. EXECUTED ON JANUARY 25, 2011

By this instrument:

1.              ANDRADE GUTIERREZ S.A. (successor to ANDRADE GUTIERREZ TELECOMUNICACOES LTDA.), a share corporation with head offices in the city of Belo Horizonte, State of Minas Gerais, at Av. do Contorno no. 8.123, Cidade Jardim, enrolled as taxpayer at CNPJ/MF under no. 17.262.197/0001-30, herein represented in accordance with this By-Laws, hereinafter referred to as “AG S.A.”; and

2.              BRATEL BRASIL S.A., a share corporation with head offices in the city of Sao Paulo, State of Sao Paulo, at Rua Cubatao no. 320, 4th floor, suite 03, Vila Mariana, enrolled as taxpayer at CNPJ/MF under no. 12.956.126/0001-13, herein represented in accordance with its By-Laws by its undersigned legal representatives, hereinafter referred to as “BRATEL BRASIL”, with AG S.A. and BRATEL BRASIL hereinafter jointly and indistinguishably called the “Shareholders”;

And, as “First Intervening Parties”,

3.              PASA PARTICIPAÇÕES S.A., a share corporation with head offices in the city of Belo Horizonte, State of Minas Gerais, at Av. do Contorno no. 8123, Cidade Jardim, enrolled as taxpayer at CNPJ/MF under no. 11.221.565/0001-15, herein represented in accordance with its By-Laws, hereinafter referred to as the “Company”; and

4.              AG TELECOM PARTICIPAÇÕES S.A., a share corporation with head offices in the city of Rio de Janeiro, State of Rio de Janeiro, at Praia de Botafogo no. 300, suite 401-part, enrolled as taxpayer at CNPJ/MF under no. 03.260.334/0001-92, herein represented in accordance with its By-Laws, hereinafter referred to as “AG TELECOM” ;

And, as “Second Intervening Parties”,

5.              JEREISSATI TELECOM S.A., a share corporation with head offices in the city of Sao Paulo, State of Sao Paulo, at Rua Angelina Maffei Vita no. 200, 9th floor, enrolled as taxpayer at CNPJ/MF under no. 53.790.218/0001-53, herein represented in accordance with its By-Laws, hereinafter referred to as “JEREISSATI TELECOM”;

6.              EDSP75 PARTICIPAÇÕES S.A., a share corporation with head offices in the city of Sao Paulo, State of Sao Paulo, at Av. Dr. Chucri Zaidan no. 920, 16th floor,

Vila Cordeiro, enrolled as taxpayer at CNPJ/MF under no. 09.626.007/0001-98, herein represented in accordance with its By-Laws, hereinafter referred to as “EDSP 75”;

7.              LF TEL S.A., a share corporation with head offices in the city of Sao Paulo, State of Sao Paulo, at Rua Angelina Maffei Vita no. 200, 9th floor, enrolled as taxpayer at CNPJ/MF under no. 02.390.206/0001-09, herein represented in accordance with its By-Laws, hereinafter referred to as “LF TEL”;

8.              PORTUGAL TELECOM, SGPS S.A., a publicly held company with head offices at Av. Fontes Pereira de Melo no. 40, in the City of Lisbon, Portugal, legal Entity Registration Number 503 215 058, herein represented in accordance with its By-Laws, hereinafter referred to as “Portugal Telecom SGPS”;

9.              SAYED PARTICIPAÇÕES S.A., a share corporation with head offices at Avenida Afranio de Melo Franco no. 290 — suite 401 — part, Leblon, in the city of Rio de Janeiro, State of Rio de Janeiro, enrolled as taxpayer at CNPJ/MF under no. 19.073.703/0001-78, herein represented in accordance with its By-Laws, hereinafter referred to as “SAYED”;

10.       VENUS RJ PARTICIPAÇÕES S.A., a share corporation with head offices at Praia de Botafogo no. 300, 4th floor, suite 401— part, in the city of Rio de Janeiro, State of Rio de Janeiro, enrolled as taxpayer at CNPJ/MF under no. 13.892.147/0001-85, herein represented in accordance with its By-Laws, hereinafter referred to as “VENUS”; and

11.       PTB2 S.A., a share corporation with head offices in the city of Rio de Janeiro, State of Rio de Janeiro, at Avenida Borges de Medeiros 633, suite 301, Leblon, Rio de Janeiro, CEP 22430-041, enrolled as taxpayer at CNPJ/MF under no. 11.196.690/0001-12, herein represented in accordance with its By-Laws, hereinafter referred to as “ PTB2”;

WHEREAS:

I.                                        AG S.A. and BRATEL BRASIL are the sole shareholders of the Company;

II.                                   The Company has equity interest representing all of the capital stock of AG TELECOM;

III.                              AG TELECOM, in turn, is a shareholder in Telemar Participações S.A., a share corporation with head offices in the City and State of Rio de Janeiro, at Praia de Botafogo no. 300, 11th floor, suite 1101 (part), enrolled as taxpayer at CNPJ/MF under no. 02.107.946/0001-87 (“Telemar Participações”) , which is the controlling shareholder of Oi S.A., a share corporation with head offices in the City and State of Rio de Janeiro, at Rua do Lavradio no 71, 2nd floor, Centro, registered at CNPJ/MF under no. 76.535.764/0001-43 (“Oi”);

IV.                               BRATEL BRASIL, in addition to holding interest in the Company, also has a direct ownership in Telemar Participações;

V.                                    On January 25, 2011, the Shareholders executed a shareholders agreement regulating certain aspects of their relationship as shareholders of the Company, as well as the content of the vote to be taken with regard to certain matters that require special quorum at Telemar Participações (the “AG Shareholders Agreement ”);

VI.                               AG TELECOM signed with LF TEL and FUNDACAO ATLANTICO DE SEGURIDADE SOCIAL (“FATL”) a shareholders agreement regulating rights and obligations as shareholders of Telemar Participações (the “AG/LF/FATL Shareholders Agreement”) executed on April 25, 2008 and amended on January 25, 2011;

VII.                          AG TELECOM and BRATEL BRASIL are also parties to the shareholders agreement with LF TEL, FATL, BNDES PARTICIPAÇÕES S.A. — BNDESPAR (“BNDESPAR”), CAIXA DE PREVIDENCIA DOS FUNCIONARIOS DO BANCO DO BRASIL — PREVI (“PREVI”), FUNDACAO DOS ECONOMIARIOS FEDERAIS — FUNCEF (“FUNCEF”) and FUNDACAO PETROBRAS DE SEGURIDADE SOCIAL — PETROS (“PETROS”), executed on April 25, 2008 and amended on January 25, 2011, also regulating rights and obligations as shareholders of Telemar Participações (the “General Shareholders Agreement”);

VIII.                     On this date, a prior meeting was held of the Shareholders of the Company and of the shareholders signatory parties of the LF Shareholders Agreement (as defined below), as well as prior meetings of the shareholders that signed the AG/LF/FATL Shareholders Agreement and of the General Shareholders Agreement approving, by unanimous vote, the consummation of a transaction that will result in the merging of the activities and businesses of PORTUGAL TELECOM SGPS and Oi, into a single company, Telemar Participações (which shall be referred to as “CorpCo”), the shareholding base of which shall be held by the shareholders of Portugal Telecom SGPS, Telemar Participações and Oi, whose capital shall be divided into one class of common shares, which shall be traded on the BM&FBOVESPA SA — Stock, Commodities and Futures Exchange (“BM&FBovespa”), NYSE Euronext Lisbon and the NYSE, and, which, shall adhere to the rules of corporate governance of the Novo Mercado section of the BM&FBOVESPA (the “Transaction”);

IX.                               The consummation of the Transaction is conditioned upon certain steps contemplated in the prior meetings being implemented after the necessary authorizations are obtained, including corporate and regulatory approvals;

X.                                    The Shareholders mutually agree to make each one of the steps of the Transaction applicable to each other considering that each one of these steps plays a fundamental role and together are important in order for Telemar Participações to achieve the main objectives of the Transaction. The Transaction was structured in this manner since it is the only way to ensure (i) the merger of the activities of Oi with those of Portugal Telecom SGPS; (ii) the strengthening of the capital structure of the surviving company, with the increase of the capital in cash; (iii) the simplifying of Oi’s corporate chain and of its shareholding structure, with the extinction of the holdings that participate in the control; (iv) the transfer of all the tax benefits held by the holdings that participate, directly or indirectly, in the control of Oi, without any cost to the minority shareholders; (v) the diffusion of the shareholder base, with tremendous increase in share liquidity; (vi) the migration to the Novo Mercado segment of BM&FBovespa. All these acts will allow Oi and CorpCo to be in condition to fully attain their potential and ready to deal with the enormous challenges faced in their industry, from technological, competition and investment standpoints;

XI.                               The Transaction includes the following events: (i) a capital increase in Oi, by public subscription, with an offering of common and preferred shares, which shall be paid partly in cash and partly in assets represented by the contribution of equity interests owned by Portugal Telecom SGPS in companies that hold all of its operating assets, except for the ownership interest held directly or indirectly in Oi and Contax Participações S.A., and the liabilities of Portugal Telecom SGPS at the date of contribution (the “Capital Increase of Oi”), (ii) the merger of shares of Oi and Telemar Participações, which shall be referred to as “Corpco” with the conversion of Oi into a wholly owned subsidiary of Corpco (the “Merger of Oi Shares by Corpco”); and (iii) the merger of Portugal Telecom SGPS into Corpco, as a result of which Portugal Telecom SGPS will cease to exist (the “Merger of Portugal Telecom into Corpco”);

XII.                          The Transaction also includes a corporate restructuring in the chain of control of Oi (the “Restructuring of Telemar Participações”), encompassing different corporate steps as follows: (i) the merger of AG TELECOM into the Company (“Merger of AG TELECOM into PASA”), as a result of which AG TELECOM will cease to exist; (ii) the merger of LF TEL into its controlling shareholder EDSP 75 Participações S.A. (“EDSP 75”) (the “Merger of LF TEL into EDSP 75”), as a result of which LF TEL will cease to exist; (iii) the merger of the Company into BRATEL BRASIL (the “Merger of PASA into BRATEL BRASIL”), as a result of which the Company will cease to exist; (iv) the merger of EDSP 75 into BRATEL BRASIL (the “Merger of EDSP 75 into BRATEL BRASIL”), as a result of which EDSP 75 will cease to exist; (v) the partial split-up of Telemar Participações, covering the investment in Oi proportional to the equity holdings of BRATEL BRASIL by Telemar Participações, with the spun off assets being absorbed by BRATEL BRASIL

(the “Partial Split-Up of TELEMAR PARTICIPAÇÕES”); (vi) the partial split-up of BRATEL BRASIL with the transfer of its remaining ownership interest in the Telemar Participações to Marnaz Holdings S.A. (the “Partial Split-Up of BRATEL BRASIL”); (vii) the merger of BRATEL BRASIL into Oi (the “Merger of BRATEL BRASIL into Oi”), as a result of which BRATEL BRASIL will cease to exist; (viii) the merger of VENUS into Telemar Participações (the “Merger of VENUS into Telemar Participações”), as a result of which VENUS will cease to exist; (ix) the merger of SAYED into Telemar Participações (the “Merger of SAYED into Telemar Participações”), as a result of which SAYED will cease to exist; (x) the merger of PTB2 S.A. into Telemar Participações (the “Merger of PTB2”), as a result of which PTB2 S.A. will cease to exist; and (xi) merger of Marnaz Holdings S.A. into the Telemar Participações (the “Merger of Marnaz”), as a result of which Marnaz Holdings S.A. will cease to exist;

XIII.                     The implementation of the Restructuring of Telemar Participações is conditioned upon the Capital Increase of Oi being effected, observing the conditions approved in the prior meetings, the settlement of the entire indebtedness of AG TELECOM, LF TEL and Telemar Participações, the Merger of Oi Shares by CorpCo and other conditions precedent that shall be established in the respective agreements to be executed for each one of said transactions;

XIV.                      The Shareholders wish to amend the AG Shareholders Agreement so as to include special provisions related to the Transaction;

XV.                           Further, on the date hereof, parties will execute amendments to the EDSP75 Shareholders Agreement, executed between JEREISSATI TELECOM and BRATEL BRASIL, on the same date and under the same terms as those of the AG Shareholders Agreement (the “ LF Shareholders Agreement”), the AG/LF/FATL Shareholders Agreement and the General Shareholders Agreement, executed on April 25, 2008 and amended on January 25, 2011 (hereinafter referred to as the “Amendments to the Shareholders Agreements”), containing provisions similar to those herein established.

THE PARTIES have agreed to enter into this 1st Amendment to the Shareholders Agreement of Pasa Participações S.A. dated January 25, 2011 (the “1st Amendment”), which shall be governed by the following terms and conditions:

CLAUSE ONE — INCLUSION OF CLAUSE XXVIII

1.1.                            The Parties resolve to include Clause XXVIII in the AG Shareholders Agreement, establishing special provisions related to the Transaction, worded as follows:

“CLAUSE XXVIII

SPECIAL PROVISIONS RELATED TO THE TRANSACTION OF MERGING THE ACTIVITIES OF OI AND OF PORTUGAL TELECOM SGPS

28.1 The Shareholders undertake the firm, irrevocable and irreversible commitment of exercising their respective voting rights in the Company, as well as having AG TELECOM exercise its respective voting rights in Telemar Participações, and have their representatives in the Board of Directors of Telemar Participações and of the Relevant Subsidiary exercise their respective voting rights, so as to approve the Transaction that will unify the activities and businesses carried out by Oi and by Portugal Telecom SGPS, particularly in Brazil, Portugal and Africa, in the exact terms set forth at the Joint Previous Meeting, of the AG/LF/FASS Previous Meeting and of the Preliminary General Meeting held on this date of February 19, 2014.

28.2 In the event judicial, administrative or arbitration decisions are rendered, even if provisional, which prevent the implementation of any of the steps of the Transaction, or in any other manner affect or restrict the effects thereof, the Shareholders undertake the firm, irrevocable and irreversible commitment of exercising their respective voting rights so as to have the Company, Telemar Participações and/or the Relevant Subsidiaries adopt all measures necessary for implementing the Transaction, assisting in an active, efficient and timely manner so that the Company, Telemar Participações and/or Relevant Subsidiaries eliminate, as soon as possible, the effects of said judicial, administrative or arbitration measure(s).

28.3 The Shareholders also undertake the firm, irrevocable and irreversible commitment of exercising their respective voting rights in the Company, as well as having AG TELECOM exercise its respective voting rights in Telemar Participações, and have their representatives in the Board of Directors of Telemar Participações and of the Relevant Subsidiaries exercise their respective voting rights, so as to maintain the normal course of business of the Company, of Telemar Participações and of the Relevant Subsidiaries, refrain from taking any measure or performing any act that could impair or otherwise adversely affect the consummation of the Transaction.

28.4 The Shareholders acknowledge and agree that all steps of the Restructuring of Telemar Participações as described in the Recital XII of the 1st Amendment to AG Shareholders Agreement, and the Merger of Oi Shares by Corpco are tied to each other and must be implemented simultaneously. Accordingly, the Shareholders agree that the implementation and efficiency of each one of the steps of the Restructuring of Telemar Participações and the Merger of Oi Shares by Corpco are conditioned to the actual approval and implementation of one another.

28.5 Should the Capital Increase of Oi be effected and any of the subsequent steps of the Transaction, i.e. the Restructuring of Telemar Participações and the Merger of Oi Shares by Corpco, not be concluded by December 31, 2104 (the “Cut-off Date”), the Shareholders shall use their best efforts to implement the restructuring of Telemar Participações and of Oi to achieve the same objectives of the Transaction, although they will be released from the obligation of implementing the Restructuring of Telemar

Participações, the Merger of Oi Shares by Corpco and the Merger of Portugal Telecom into Corpco, as approved in the Preliminary General Meeting held on February 19, 2014.

28.5.1 Upon occurrence of the event provided in the head paragraph of this Clause, any of the Shareholders may request, by way of notice delivered to the other Shareholders, PASA, AG TELECOM, Venus RJ Participações S.A., EDSP75, LF TEL and Sayed RJ Participações S.A.(the “Companies”) (a “Notice of Non-Occurrence of Restructuring”), the adoption of the necessary measures, in each one of the Companies, so that BRATEL BRASIL, PTB2, AG S.A. and JEREISSATI TELECOM receive shares of issue of Oi, all free and clear of any and all Liens, held directly by AG TELECOM and by LF TEL, in proportion to the direct and indirect equity interests of the shareholders, as indicated in Attachment 28.5.1 (the “Oi Shares”).

28.6 The Shareholders and the Company declare they are aware of the contents of the Temporary Voting Agreement of the Shareholders of Oi S.A. and of Telemar Participações S.A. (to be referred to as “CorpCo”) signed between Caravelas Fundo de Investimento em Ações, Portugal Telecom SGPS S.A., Bratel Brasil S.A., Telemar Participações S.A., Andrade Gutierrez S.A. and Jereissati Telecom S.A., with the effectiveness conditioned to the implementation of the Capital Increase of Oi, such document being filed at the head offices of Oi and recorded in the respective share ownership registries”.

CLAUSE TWO — GENERAL PROVISIONS

2.1 Terms beginning with capital letter and not expressly defined in this 1st Amendment shall have the meaning ascribed to them in the AG Shareholders Agreement.

2.2 All other terms and conditions of the AG Shareholders Agreement remain in force and are hereby ratified by the Shareholders.

2.3 This 1st Amendment shall be irrevocable and irreversible for the undersigned parties and their respective successors under any title.

2.4 All the provisions of the AG Shareholders Agreement and of this 1st Amendment shall apply in full to VENUS, such documents to be filed at its head offices, for all purposes of Article 118 of Law NO. 6,404/76.

IN WITNESS WHEREOF, the Parties have executed this instrument in 11 (eleven) counterparts of equal form and content in the presence of the 2 (two) undersigned witness.

Page of signatures of the 1st Amendment to the Shareholders Agreement of Pasa Participações S.A., executed between Andrade Gutierrez S.A., Bratel Brasil S.A., Pasa Participações S.A., AG Telecom Participações S.A., Jereissati Telecom S.A., LF Tel S.A., EDSP75 Participações S.A. and Portugal Telecom, SGPS S.A., Venus RJ Participações S.A., Sayed RJ Participações S.A. and PTB2 S.A. on February 19, 2014.

Rio de Janeiro, February 19, 2014.

ANDRADE GUTIERREZ S.A.

Name:	Name:
Title:	Title:

BRATEL BRASIL S.A.

Name:	Name:
Title:	Title:

PASA PARTICIPAÇÕES S.A.

Name:	Name:
Title:	Title:

AG TELECOM PARTICIPAÇÕES S.A.

Name:	Name:
Title:	Title:

Page of signatures of the 1st Amendment to the Shareholders Agreement of Pasa Participações S.A., executed between Andrade Gutierrez S.A., Bratel Brasil S.A., Pasa Participações S.A., AG Telecom Participações S.A., Jereissati Telecom S.A., LF Tel S.A., EDSP75 Participações S.A. and Portugal Telecom, SGPS S.A., Venus RJ Participações S.A., Sayed RJ Participações S.A. and PTB2 S.A. on February 19, 2014.

JEREISSATI TELECOM S.A.

Name:	Name:
Title:	Title:

EDSP75 PARTICIPAÇÕES S.A.

Name:	Name:
Title:	Title:

LF TEL S.A.

Name:	Name:
Title:	Title:

PORTUGAL TELECOM, SGPS S.A.

Name:	Name:
Title:	Title:

SAYED RJ PARTICIPAÇÕES S.A.

Name:	Name:
Title:	Title:

Page of signatures of the 1st Amendment to the Shareholders Agreement of Pasa Participações S.A., executed between Andrade Gutierrez S.A., Bratel Brasil S.A., Pasa Participações S.A., AG Telecom Participações S.A., Jereissati Telecom S.A., LF Tel S.A., EDSP75 Participações S.A. and Portugal Telecom, SGPS S.A., Venus RJ Participações S.A., Sayed RJ Participações S.A. and PTB2 S.A. on February 19, 2014.

VENUS RJ PARTICIPAÇÕES S.A.

Name:	Name:
Title:	Title:

PTB2 S.A.

Name:	Name:
Title:	Title:

Witnesses:

1.	2.
Name:	Name:
CPF/MF:	CPF/MF:
RG:	RG:

1ST AMENDMENT TO THE SHAREHOLDERS AGREEMENT

OF PASA PARTICIPAÇÕES S.A.

ATTACHMENT 28.5.1

Table of shares issued by  Oi S.A. after conversion of the debentures.

Direct AG Telecom

Oi Shares held by	Common Shares	Preferred Shares	Total
AG S.A.	0	10.366.020	10,366,020
Bratel + PT	0	59,335,966	59,335,966

Subtotal	0	69,701,986	69,701,986

Direct LF Tel

Oi Share held by	Common Shares	Preferred Shares	Total
Jereissati Telecom	0	10,365,956	10,365,956
Bratel + PT	0	59,335,599	59,335,599

Subtotal	0	69,701,555	69,701,555